                                                                    Exhibit 10.3


                             SECOND AMENDMENT TO THE
                       1997 STOCK-BASED INCENTIVE PLAN OF
                      INTERNATIONAL MULTIFOODS CORPORATION
                         EFFECTIVE AS OF MARCH 23, 2001

         The 1997 Stock-Based Incentive Plan of International Multifoods Corporation (the "Plan") is amended, effective as of March 23, 2001, as follows:

         1. The definition of "Award" in Section 1 of the Plan is amended to read as follows:

         "Award" shall mean an award granted to a Participant in accordance with the provisions of the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units, or any combination thereof.

         2. The definition of "Performance Award" in Section 1 of the Plan is hereby deleted in its entirety.

         3. The first and second sentences of Section 2 of the Plan are hereby amended to read as follows:

         Subject to adjustment as provided in Section 11 hereof, an aggregate of 2,250,000 shares of Stock shall be available to Participants under the Plan. Of such shares of Stock, a maximum of 500,000 shares shall be available for issuance pursuant to Awards of Restricted Stock and Restricted Stock Units.

         4. Section 7 of the Plan entitled "Performance Award" is hereby deleted in its entirety.

         5. Section 13 of the Plan entitled "Amendments" is hereby amended by adding the following new paragraph (c):

                  (c) Any re-pricing, replacement, re-granting through cancellation, or modification of any Option awarded under this Plan is subject to the approval of the stockholders of Multifoods (except in connection with the adjustments of and changes in Stock described in
         Section 11 of the Plan), if the effect of such re-pricing, replacement, re-granting or modification would be to reduce the exercise price for the Stock covered by the Option.